Exhibit 5.1

599 LEXINGTON AVENUE  |  NEW YORK  |  NY  |  10022-6069

WWW.SHEARMAN.COM  |  T +1.212.848.4000  |  F +1.212.848.7179

November 16, 2017

Advanced Disposal Services, Inc.
90 Fort Wade Road
Ponte Vedra, FL 32081

Advanced Disposal Services, Inc.

Ladies and Gentlemen:

We have acted as counsel to Advanced Disposal Services, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) relating to the registration and offering from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s common stock, par value $0.01 per share (the “Shares”), including issued and outstanding Shares held by certain of the Company’s stockholders (the “Registrable Shares”) that may be offered and sold pursuant to the Registration Statement in accordance with the terms of the Registration Rights Agreement, dated as of October 12, 2016, among the Company and the other parties thereto.  The offering of the Shares will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus.

In that connection, we have reviewed originals or copies of the following documents:

(a)                                 The Registration Statement.

(b)                                 The Prospectus.

(c)                                  The Amended and Restated Certificate of Incorporation.

(d)                                 The Amended and Restated Bylaws of the Company.

(e)                                  Such other corporate records of the Company, certificates of public officials and officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

ABU DHABI | BEIJING | BRUSSELS | DUBAI | FRANKFURT | HONG KONG | LONDON | MENLO PARK | MILAN | NEW YORK
PARIS | ROME | SAN FRANCISCO | SÃO PAULO | SAUDI ARABIA* | SHANGHAI | SINGAPORE | TOKYO | TORONTO | WASHINGTON, DC

SHEARMAN & STERLING LLP IS A LIMITED LIABILITY PARTNERSHIP ORGANIZED IN THE UNITED STATES UNDER THE LAWS OF THE STATE OF DELAWARE, WHICH LAWS LIMIT THE PERSONAL LIABILITY OF PARTNERS.
*DR. SULTAN ALMASOUD & PARTNERS IN ASSOCIATION WITH SHEARMAN & STERLING LLP

For the purposes of this opinion letter, we have assumed:

(a)                                 The genuineness of all signatures.

(b)                                 The authenticity of the originals of the documents submitted to us.

(c)                                  The conformity to authentic originals of any documents submitted to us as copies.

(d)                                 As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that (A) the Registrable Shares are validly issued, fully paid and non-assessable, and (B) any other Shares to be offered and sold pursuant to the Registration Statement will be validly issued, fully paid and non-assessable when (i) the terms of issuance and sale of the applicable Shares have been duly approved by the Company in conformity with the Company’s Amended and Restated Certificate of Incorporation and (ii) all corporate action necessary for issuance of the applicable Shares has been taken, and such Shares are issued and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company.

Our opinion set forth above is limited to the General Corporation Law of the State of Delaware and we do not express any opinion herein concerning any other law.

This opinion letter is provided solely in connection with the preparation and filing of the Registration Statement and is not to be relied upon for any other purpose.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name therein and in the Prospectus under the caption “Legal Matters.”  In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

RA/NP/DY/TM
JD